Exhibit 10.4

EXECUTION

CONFIDENTIAL INFORMATION, INVENTIONS

AND NONCOMPETITION AGREEMENT

This CONFIDENTIAL INFORMATION, INVENTIONS AND NONCOMPETITION AGREEMENT (this “Agreement”), dated as of November 16, 2018 (the “Effective Date”), is by and among CYTODYN INC., a Delaware corporation (“HoldCo”), CYTODYN OPERATIONS INC., a Delaware corporation and wholly owned subsidiary of HoldCo (“OpCo” and together with HoldCo, the “Company”), and me, Dr. Richard G. Pestell.

W I T N E S S E T H:

WHEREAS, I am the founder and principal member of ProstaGene, LLC, a Delaware limited liability company (“ProstaGene”), with approximately a 77.2% ownership interest, and I also own certain intellectual property interests that I have previously licensed to ProstaGene;

WHEREAS, the Company, certain of its predecessors and affiliates, ProstaGene and I have negotiated and entered into a Transaction Agreement, dated August 27, 2018 (the “ProstaGene Purchase Agreement”), to effect a holding company reorganization and the purchase and sale of intellectual property and other assets of ProstaGene (including certain intellectual property interests licensed by me to ProstaGene) for the aggregate stock consideration specified therein (the “ProstaGene Acquisition”);

WHEREAS, in connection with the ProstaGene Acquisition, I am being appointed to the Company’s Board of Directors and am entering into an employment agreement as the Company’s Chief Medical Officer (the “Employment Agreement”); and

WHEREAS, in connection with and in consideration of the foregoing, I have agreed to execute and be bound by the terms of this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, I hereby agree with the Company as follows:

1.	Representations and Warranties

1.1    No Conflict with any Other Agreement or Obligation. I represent and warrant that, other than as set forth on Schedule 1.1, I am not bound by any agreement or arrangement with or duty to any other person that would conflict with this Agreement. I shall not disclose to the Company or induce the Company to use any proprietary, trade secret or confidential information or material belonging to others.

2.	Confidential Information

2.1    Definition of Confidential Information. “Confidential Information” means all of the trade secrets, know-how, ideas, business plans, pricing information, the identity of and any information concerning customers or suppliers, computer programs (whether in source code or object code), procedures, processes, materials (including biological materials), data, nonpublic regulatory information, experimental protocols and results, nonpublic algorithms (including gene signature algorithms), strategies, methods, systems, designs, discoveries, inventions, production methods and sources, marketing and sales information, information received from others that the Company is obligated to treat as confidential or proprietary, information relating to the Company’s corporate finance and liquidity transactions, and any other technical, operating, financial and other business information relating to the Company, its business, potential business, operations or finances, or the business of the Company’s affiliates or customers, of which I may have acquired or developed knowledge or of which I may in the future acquire or develop knowledge of during my work for the Company, or from my colleagues while working for the Company. Confidential Information does not include any of the foregoing that is or becomes available to the public other than as a result of a disclosure by me in breach of this Agreement.

2.2    Protection of Confidential Information. I will use the Confidential Information only in the performance of my duties for the Company. I will not disclose the Confidential Information, directly or indirectly, at any time during or after my employment by the Company except to persons authorized by the Company to receive this information. I will not use the Confidential Information, directly or indirectly, at any time during or after my employment by the Company, for my personal benefit, for the benefit of any other person or entity, or in any manner adverse to the interests of the Company. I will take all action reasonably necessary to protect the Confidential Information from being disclosed to anyone other than persons authorized by the Company. Notwithstanding the foregoing or anything else contained herein to the contrary, this Agreement shall not preclude me from disclosing Confidential Information to a governmental body or agency or to a court if and to the extent that a restriction on such disclosure would limit me from exercising any protected right afforded to me under applicable law, including the ability to receive an award for information provided to the Securities Exchange Commission or any other governmental body.

2.3    Return of Confidential Information. When my employment by the Company terminates or at any time upon demand, I will immediately return or destroy all materials (including without limitation, written or printed documents, email and computer disks or tapes, whether machine or user readable, computer memory, and other information reduced to any recorded format or medium) containing, summarizing, abstracting or in any way relating to the Confidential Information. At the time I return these materials I will acknowledge to the Company, in writing and under oath, in the form attached as Exhibit A, that I have complied with the terms of this Agreement. I further agree that any electronic accounts I open, handle or become involved with on the Company’s behalf constitute Company property. I will provide all access codes, passcodes, and administrator rights to the Company at any time during or after my employment on demand.

2.4    Defend Trade Secrets Act Notice. I acknowledge receipt of notice of the following immunities under 18 USC Section 1833(b):

(a)    An individual shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (B)

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solely for the purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(b)    In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to his or her attorney and use the trade secret information in the court proceeding if the individual: (i) files any document containing the trade secret under seal and (ii) does not disclose the trade secret, except pursuant to court order.

3.	Inventions

3.1    Definition of Inventions. The term “Inventions” means:

(a)    contributions and inventions, discoveries, creations, developments, improvements, works of authorship and ideas (whether or not they are patentable or copyrightable) of any kind that are conceived, created, developed or reduced to practice by me, alone or with others, while I am employed by the Company that are either: (i) conceived or reduced to practice while working at the Company or with the use of the Company resources, facilities or materials, (ii) relate to the Company’s business or actual or demonstrably anticipated research or development, or (iii) result from any work performed by me for the Company; and

(b)    any and all patents, patent applications, copyrights, trade secrets, trademarks, domain names and other intellectual property rights, worldwide, with respect to any of the foregoing.

(c)    The term “Inventions” specifically excludes any inventions that I develop entirely on my own time without using any Company equipment, supplies, facilities or trade secret information, except for those inventions that: (a) relate to the Company’s business or actual or demonstrably anticipated research or development; or (b) result from any work performed by me for the Company. The term “Inventions” also specifically excludes any invention that is subject to the invention policy of Baruch S. Blumberg Institute (“Blumberg”) in effect on January 1, 2017, except to the extent assigned to the Company under the Intellectual Property Agreement among the Company (as the assignee of ProstaGene), Blumberg and me effective January 1, 2017.

3.2    All Inventions are Exclusively the Property of the Company.

(a)    I will promptly disclose all Inventions made or conceived, reduced to practice or learned by me, either alone or jointly with others, in full detail, to the Chief Financial Officer and Chief Executive Officer of the Company using the form attached as Exhibit B. I will not disclose any Invention to anyone other than persons authorized by the Company, without the Company’s express prior written instruction to do so.

(b)    All Inventions will be deemed “work made for hire” as that term is used in the U.S. Copyright Act, and belong solely to the Company from conception. I hereby expressly disclaim all interest in all Inventions. To the extent that title to any Invention or any materials comprising or including any Invention is found not be a “work made for hire” as a matter of law,

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I hereby irrevocably assign to the Company all of my right, title and interest to that Invention. At any time during or after my employment by the Company that the Company requests, I will sign whatever written documents of assignment are necessary to formally evidence my irrevocable assignment to the Company of any Invention.

(c)    At all times during or after my employment by the Company I will assist the Company in obtaining, maintaining and renewing patent, copyright, trademark and other appropriate protection for any Invention, in the United States and in any other country, at the Company’s expense.

(d)    During the term of my employment with the Company, to the extent that I, as the principal investigator at Blumberg or any other applicable research or academic institution (each, an “Applicable Institution”), make an invention disclosure or create any other licensable or transferable intellectual property (the “Subject IP”), (i) to the extent I have a right or opportunity to consent to the licensing or transfer of the Subject IP, I will notify the Company, will use best efforts to cause the owner of the Subject IP to negotiate with the Company for an exclusive or non-exclusive license agreement or option agreement for the Subject IP and will not, without the Company’s consent, consent to a license or transfer of the Subject IP to anyone other than the Company or its affiliates, unless and until the Company declines to enter into or terminates such negotiations without entering into a definitive license agreement or option agreement for the Subject IP; and (ii) to the extent that I have a right or opportunity to own any Subject IP, I will notify the Company and use best efforts, subject to the Company’s prior written consent and on the Company’s behalf, to pursue ownership of such inventions and transfer such ownership rights to the Company; in the case of each of clauses (i) and (ii) above, for no additional consideration payable to me directly or indirectly by the Company, other than under the intellectual property policy of any Applicable Institution.

(e)    Other than as set forth in Schedule 3.2, I am not aware of any prior, ongoing or anticipated studies that would fall within the scope of the covenants set forth in Section 3.2(d). During the term of my employment with the Company, with respect to any research that relates to any Company Business (as defined below), I will provide advance written notice including the proposed research plan (the “Research Plan”) to the Company’s Board of Directors. The Company shall have the opportunity to direct the Research Plan to be conducted under the Master Sponsored Research Agreement, dated as of January 1, 2017, between the Company (as the assignee of ProstaGene) and Blumberg, or under a similar sponsored research program with another Applicable Institution, or through the Company’s own private research facilities. If the Company’s Board of Directors reasonably determines that the Research Plan may conflict with the Company’s clinical development strategies relating to any Company Business, I will revise the Research Plan to address any such concerns prior to initiating any such research through an Applicable Institution.

4.    Non-Compete. In order to protect the legitimate business interests of the Company and in consideration of the compensation I am receiving in the ProstaGene Transaction and as Chief Medical Officer and a director of the Company, and of the Company’s willingness to provide to me access to its Confidential Information, I agree that during the period beginning on the closing of the ProstaGene Transaction (the “Closing Date”) and ending on the later of (a) five (5) years after the Closing Date or (b) one (1) year following the termination of my employment for any

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reason (the “Restricted Period”), I will not directly or indirectly, whether as owner, sole proprietor, partner, shareholder, director, member, consultant, agent, founder, co-venture partner or otherwise, engage, invest or otherwise participate or provide any services, research or consultation, to a Competing Business, except to the extent of any Permitted Activities that are or (to the extent the Employment Agreement has previously been terminated) would have been permissible under Section 2.4 of the Employment Agreement. A “Competing Business” is any business that engages, plans to engage or, within the then most recent one-year period prior to the date of termination, was engaged in any of the following (collectively, the “Company Business”): (x) research or development relating to CCR5 receptor function, including the study of anti-CCR5 agents alone or together with non-CCR5 agents, in the fields of oncology or immunology for diagnostic, prognostic or therapeutic application; or (y) any other business that the Company is conducting or demonstrably planning to conduct as of such date. I further acknowledge that the Company’s business is international in scope and therefore the restrictions herein shall apply anywhere in the world; if, however, a court of competent jurisdiction were to determine that this geographic scope is overbroad, the restriction shall be limited to the United States; and if, however, a court of competent jurisdiction were to determine that this geographic scope is overbroad, the restriction shall be limited to any state where the Company does business (the “Restricted Area”).

5.    Non-Solicitation. To protect the legitimate business interests of the Company and in consideration of the compensation I am receiving in the ProstaGene Transaction and as Chief Medical Officer and a director of the Company, and of the Company’s willingness to provide to me access to its Confidential Information, I agree that during the Restricted Period and in the Restricted Area, I will not directly or indirectly, whether as owner, sole proprietor, partner, shareholder, director, member, employee, consultant, agent, founder, co-venture partner or otherwise:

(a)    solicit or interfere with any of the Company’s customers, clients, Prospective Customers or Clients (defined below), members, business partners or suppliers. A “Prospective Customer or Client” is any person or entity solicited by the Company at any time during the period of my employment, with whom or which I had contact, or about whom or which I received Confidential Information; or

(b)    solicit, recruit, hire, engage, or refer (or assist any third party in soliciting, recruiting, hiring, engaging or referring) any person or entity who or which either is, or during the twelve (12) months immediately preceding the termination of my employment was, an employee, agent, consultant or independent contractor of the Company.

6.	Miscellaneous

6.1    Interpretation and Scope of this Agreement. Each provision of this Agreement shall be interpreted on its own. If any provision is held to be unenforceable as written, it shall be enforced to the fullest extent permitted under applicable law. In the event that one or more of the provisions contained in this Agreement shall for any reason be held unenforceable in any respect under the law of any state of the United States or the United States, then it shall (a) be enforced to the fullest extent permitted under applicable law, and (b) such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable portion(s) had never been contained herein.

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6.2    Remedies. I understand and agree that if I breach or threaten to breach any of the provisions of this Agreement the Company would suffer immediate and irreparable harm and that monetary damages would be an inadequate remedy. I agree that, in the event of my breach or threatened breach of any of the provisions of this Agreement, the Company shall have the right to relief from a court to restrain me (on a temporary, preliminary and permanent basis) from using or disclosing Company Confidential Information or Inventions or otherwise violating any of the provisions of this Agreement, and that any such restraint shall be in addition to (and not instead of) any and all other remedies to which the Company shall be entitled, including money damages. The Company shall not be required to post a bond or other security to secure against an imprudently granted injunction (again, whether temporary, preliminary or permanent).

6.3    Governing Law; Jury Waiver; Consent to Jurisdiction. I acknowledge that the governing documents surrounding the ProstaGene Acquisition are governed by Delaware law. Accordingly, this Agreement (together with any and all modifications, extensions and amendments of it) and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict or choice of law principles thereof. For all matters arising directly or indirectly from this Agreement (“Agreement Matters”), I hereby (i) irrevocably consent and submit to the sole exclusive jurisdiction of the state and federal courts of the State of Delaware and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any such courts in connection with any legal action, lawsuit, arbitration, mediation, or other legal or quasi legal proceeding (“Proceeding”) directly or indirectly arising out of or relating to any Agreement Matter; provided that a party to this Agreement shall be entitled to enforce an order or judgment of any such court in any United States or foreign court having jurisdiction over the other party, (ii) irrevocably waive, to the fullest extent permitted by law, any objection that I may now or later have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding which is brought in any such court has been brought in an inconvenient forum, (iii) irrevocably waive, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) irrevocably waive, to the fullest extent permitted by law, any right to a trial by jury in connection with a Proceeding, (v) covenant that I will not, directly or indirectly, commence any Proceeding other than in such courts, and (vi) agree that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided for the giving of notice as set forth in this Agreement.

6.4    Entire Agreement; Amendments and Waivers. This Agreement represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented, or changed and any provision hereof can be waived, only by written instrument signed by the party against whom enforcement of any such amendment, supplement, change or waiver is sought.

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6.5    Survival. I acknowledge and agree that the restrictions that are set forth in this Agreement and the location and period of time for which such restrictions apply are reasonable and necessary to protect the Company’s legitimate business interests and shall survive the expiration or termination of this Agreement as well as the termination of my employment for any reason. I further acknowledge that the restrictions contained in this Agreement will not prevent me from earning a livelihood during the applicable period of restriction.

6.6    Captions. The captions and section headings in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

6.7    Counterparts; Binding Effect. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same agreement. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, a purchaser of all or substantially all of the assets of the Company or any of its affiliates. Signatures delivered by facsimile (including without limitation by “pdf”) shall be deemed effective for all purposes.

6.8    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to me shall be sent to the respective parties at their address as set forth on the signature page of this Agreement, or in the Company’s records, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section and all notices to the Company shall be provided to the Company’s headquarters, attention CEO, with a copy which, itself, shall not constitute notice, to Michael J. Lerner, Esq., Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York New York 10020.

[Signature Page Follows]

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By signing this Agreement below, (1) I agree to be bound by each of its terms, (2) I acknowledge that I have read and understand this Agreement and the important restrictions it imposes upon me, and (3) I represent and warrant to the Company that I have had ample and reasonable opportunity to consult with legal counsel of my own choosing to review this Agreement and understand its terms including that it places significant restrictions on me.

WITNESS:	EMPLOYEE:

By:	By:	/s/ Richard G. Pestell

Name:	Name:	Dr. Richard G. Pestell

Address:	901 North Penn Street, Apt. R1902 Philadelphia, PA 19123

Date:	Date:	November 15, 2018

Accepted by Company:

CytoDyn Operations Inc.

By:	/s/ Michael D. Mulholland

Name:	Michael D. Mulholland

Title:	Treasurer, Corporate Secretary and Chief Financial Officer

Date:	16 November 2018

[Confidentiality, Inventions and Noncompetition Agreement]

SCHEDULE 1.1

Conflicts

Invention Policy of Baruch S. Blumberg Institute

SCHEDULE 1.1

Ongoing Studies

Grant	PI	Date	Subject	Annual	Total Grant
Falk Trust	Pestell	9/1/11 to 11/30/18	Targeting CCR5 for cancer treatment (includes clinical trial)	$500,000/yr	$1,500,000

Breast Cancer Research Program, Breakthrough	Pestell	7/1/18 to 6/30/21	Novel mechanisms governing human breast cancer chromosomal instability	$390,000/yr	$1,170,000

EXHIBIT A

Form of Acknowledgment

My employment by CytoDyn Operations Inc. and CytoDyn Inc. (collectively, the “Company”) is now terminated. I have reviewed my Confidential Information, Inventions and Noncompetition Agreement with the Company, dated August     , 2018 (the “Agreement”), and I swear, under oath, that:

•	I have complied and will continue to comply with all of the provisions of the Agreement.

•

I understand that all of the Company’s materials (including without limitation, written or printed documents, email and computer disks or tapes, whether machine or user readable, computer memory, and other information reduced to any recorded format or medium), whether or not they contain Confidential Information (as that phrase is defined in the Agreement), are and remain the property of the Company. I have delivered to authorized Company personnel, or have destroyed, all of those documents and all other Company materials in my possession.

•

I acknowledge and agree that the restrictions that are set forth in the Agreement with respect to the Confidential Information shall survive the expiration or termination of the Agreement as well as the termination of my employment with the Company for any reason.

Signature

Name (please print clearly)

Address

STATE OF                             )

                                                 ) ss.:

COUNTY OF                         )

BE IT REMEMBERED, that on this          day of             ,         , before me, the subscriber, a notary public of the State of                     , personally appeared                                 , who being by me duly sworn on his oath, deposed and made proof to my satisfaction that (s)he is the person named in the within instrument, to whom I first made known the contents thereof, and thereupon (s)he acknowledged that (s)he signed, sealed and delivered the same as his/her voluntary act and deed for the uses and purposes therein expressed.

[SEAL]	Notary Public

EXHIBIT B

Invention Disclosure Form

INVENTION DISCLOSURE FORM

INSTRUCTIONS: Use this form for submitting an initial disclosure of your invention. If necessary, please attach and number any additional pages. After completing and signing this form, immediately forward it to Michael D. Mulholland, as Chief Financial Officer, and Nader Z. Pourhassan, Ph.D., as Chief Executive Officer.

CytoDyn Operations Inc. and CytoDyn Inc. (collectively, “CytoDyn”) will review all complete Invention Disclosure Forms as they are received from employees and consultants of CytoDyn. Invention Disclosure Forms are reviewed for patentability and for commercial potential. All information on the form must be completed in order for CytoDyn to perform its review. Typically, CytoDyn files a provisional patent application on any invention that may be patentable and commercially valuable.

The purpose of this form is to notify CytoDyn of your potential invention and any relevant related information. The form also serves to establish a legal record of the date of invention conception. This form should be submitted to the Chief Financial Officer and the Chief Executive Officer when something new and useful has been conceived, or when unusual, unexpected, or unobvious research results have been achieved and can be used.

I. Descriptive title of the invention:

II. Individual Submitting This Form

Full Name

Home Address (Street)

City, County, State, Zip

Work Phone

Citizenship

Signature

Date

This information is confidential and proprietary to CytoDyn Operations Inc. and CytoDyn Inc. and is not intended for public dissemination.

III. Other Individuals Who Assisted In Developing This Invention

Full Name	Full Name	Full Name

Home Address (Street)	Home Address (Street)	Home Address (Street)

City, County, State, Zip	City, County, State, Zip	City, County, State, Zip

Work Phone	Work Phone	Work Phone

Citizenship	Citizenship	Citizenship

Signature	Signature	Signature

Date	Date	Date

IV. Planned or Actual Use of the Invention:

This information is confidential and proprietary to CytoDyn Operations Inc. and CytoDyn Inc. and is not intended for public dissemination.

	(yes)	(no)

V. Disclosure of the Invention:

1. With respect to this invention:

A. Have any discussions or other contacts been made with potential purchasers?	( )	( )

B. Has it been sold or offered for sale?	( )	( )

C. If it pertains to a process, have any steps been taken to employ the process commercially?	( )	( )

D. Has it been described in a printed publication?	( )	( )

E. Has it been disclosed in a talk or a paper presented at a public meeting?	( )	( )

F. Has it been otherwise disclosed to vendors or customers?	( )	( )

G. If not, is any such use, sale, publication or disclosure now contemplated?	( )	( )

H. Has it been reduced to practice (i.e., made, carried out, or built and tested) or has a model or prototype been built?	( )	( )

I. Is there any agreement that deals with rights in this invention or ownership of this invention?	( )	( )

2. If any answer to any part of question 1 is “YES,” please indicate earliest dates, and give the surrounding circumstances (attach additional sheet(s) if necessary):

This information is confidential and proprietary to CytoDyn Operations Inc. and CytoDyn Inc. and is not intended for public dissemination.

VI. Description:

Please add any additional sheets and drawings necessary to describe the invention.

1. Summary of the Invention:

2. What problem is solved?

This information is confidential and proprietary to CytoDyn Operations Inc. and CytoDyn Inc. and is not intended for public dissemination.

3. Describe any similar system(s) that you are aware of and the advantages of the invention over these other system(s) or method(s).

4. Technical description of the invention (refer to drawings with reference numerals).

This information is confidential and proprietary to CytoDyn Operations Inc. and CytoDyn Inc. and is not intended for public dissemination.

5. What aspects of the Invention can be varied or altered, and yet still accomplish the end result or object of the invention?

6. Supporting documentation as to when and where the invention was first conceived. Please list any relevant written or pictorial material (notebook number and page, file reports or drawings, etc.).

This information is confidential and proprietary to CytoDyn Operations Inc. and CytoDyn Inc. and is not intended for public dissemination.

Invention Witnessed and Understood By:	Evaluated and Understood By:

Signature:	Signature:

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

This information is confidential and proprietary to CytoDyn Operations Inc. and CytoDyn Inc. and is not intended for public dissemination.